Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

The Hackett Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.001 par value per share	Other	2,150,000	$20.02	$43,043,000	0.0001102	$4,743.34

Total Offering Amounts					$43,043,000		$4,743.34

Total Fee Offsets							—

Net Fee Due							$4,743.34

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933 (the “Securities Act”), as amended, this registration statement also covers an indeterminate number of additional shares of common stock that may become issuable under the plans referenced above by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Estimated pursuant to Rule 457 (c) and (h) under the Securities Act solely for purposes of calculating the amount of registration fee, based on the average of the high and low prices per share of the common stock on December 20, 2022, as reported on The Nasdaq Stock Market.